Filed Pusuant to Rule 424(b)(5)
Registration No. 333-178577-02

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 14, 2013

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 16, 2011)

                    Shares

Interstate Power and Light Company

    % Series D Cumulative Perpetual Preferred Stock

(Liquidation Preference $25 per share)

We are offering                 shares of our     % Series D Cumulative Perpetual Preferred Stock, par value $.01 per share, which we refer to in this prospectus supplement as our “Series D Preferred Stock.”

The holders of shares of our Series D Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cash dividends at a rate of     % per annum of the $25 liquidation preference per share. Dividends on the Series D Preferred Stock will be payable quarterly in arrears on                     ,                     ,                      and                     of each year, each such date a “Dividend Payment Date,” commencing on                     , 2013 and will accrue from, and including, the original issue date in the amount of approximately $         per share.

On or after                 , 2018, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends on such Series D Preferred Stock up to, but excluding, the redemption date. We will have the right to redeem the Series D Preferred Stock, in whole but not in part, at any time upon a redemption notice delivered within 90 days after the conclusion of any review or appeal process instituted by us following the occurrence and continuation of a Rating Agency Event (as described herein), at a redemption price equal to 102% of the principal amount of the Series D Preferred Stock being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Series D Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series D Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances described herein under the heading “Description of the Series D Preferred Stock — Voting Rights.”

Currently, no market exists for the Series D Preferred Stock. We have applied to list our Series D Preferred Stock on the New York Stock Exchange under the symbol “IPL/PRD.” If the application is approved, trading of the Series D Preferred Stock is expected to commence within 30 days after the initial delivery of the Series D Preferred Stock.

Investing in our Series D Preferred Stock involves risks. You should read carefully and consider “Risk Factors” included in the combined Annual Report on Form 10-K filed by Alliant Energy Corporation, Wisconsin Power and Light Company and us for the fiscal year ended December 31, 2012 and beginning on page S-5 of this prospectus supplement before investing in our Series D Preferred Stock.

	Per Share	Total (1)
Public offering price	$	$
Underwriting discounts	$	$
Proceeds, before expenses, to Interstate Power and Light Company	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.

We have granted the underwriters the option to purchase up to an additional                 shares of Series D Preferred Stock from us at the initial public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

The shares of Series D Preferred Stock will be available for delivery in book-entry form only through The Depository Trust Company on or about March     , 2013.

None of the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Baird	Barclays	J.P. Morgan	Wells Fargo Securities

Co-Managers

Comerica Securities	KeyBanc Capital Markets	Ramirez & Co., Inc.

The date of this prospectus supplement is March     , 2013

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information” in the accompanying prospectus. Some of these documents, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Wisconsin Power and Light Company. Information contained in these documents relating to Alliant Energy Corporation and Wisconsin Power and Light Company is filed by them on their own behalf and not by us and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information relating to Interstate Power and Light Company contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us” or similar references mean Interstate Power and Light Company.

Our principal executive offices are located at Alliant Energy Tower, 200 First Street, SE, Cedar Rapids, Iowa 52401, and our telephone number is (319) 786-4411.

FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the information we incorporate by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements that are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect,” “intend,” “believe,” “anticipate,” “estimate,” “plan” or “objective” or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein speak only as of the date of this prospectus supplement, the accompanying prospectus or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 2 of the accompanying prospectus and other documents that we file from time to time with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including, but not limited to, the risk factor disclosure

i

beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Some, but not all, of the risks and uncertainties that could materially affect actual results include the following:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•

our ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs, fuel costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to generating units that may be permanently closed, earning our authorized rates of return, and payments to our parent of expected levels of dividends;

•	our ability to continue cost controls and operational efficiencies;

•	the impact of our retail electric base rate freeze in Iowa through 2013;

•	weather effects on results of utility operations, including impacts of temperature changes and drought conditions in our service territories on customers’ demand for electricity and gas;

•	the state of the economy in our service territories and resulting implications on sales, margins and ability to collect unpaid bills;

•

developments that adversely impact our ability to implement our strategic plan, including unanticipated issues with new emission controls equipment for our coal-fired electric generating facilities, our construction of our proposed natural gas-fired electric generating facility in Iowa, our recently approved purchased power agreement with NextEra Energy Resources, LLC, and the potential decommissioning of certain of our generating facilities;

•

issues related to the availability of generating facilities and the supply and delivery of fuel and purchased electricity and the price thereof, including the ability to recover and to retain the recovery of purchased power, fuel and fuel-related costs through rates in a timely manner;

•	the impact that fuel and fuel-related prices may have on our customers’ demand for utility services;

•

the ability to defend against environmental claims brought by state and federal agencies, such as the United States of America Environmental Protection Agency, or third parties, such as the Sierra Club;

•

issues associated with environmental remediation efforts and with environmental compliance generally, including changing environmental laws and regulations and litigation associated with changing environmental laws and regulations;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	the direct or indirect effects resulting from terrorist incidents, including cyber terrorism, or responses to such incidents;

•

impacts of future tax benefits from deductions for repairs expenditures and mixed service costs and temporary differences from historical tax benefits from such deductions that are included in rates when the differences reverse in future periods;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•	changes to the creditworthiness of counterparties with which we have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•

issues related to electric transmission, including operating in Regional Transmission Organization (“RTO”) energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from RTOs and recovery of costs incurred;

ii

•	unplanned outages, transmission constraints or operational issues impacting fossil or renewable generating facilities and risks related to recovery of resulting incremental costs through rates;

•

Alliant Energy Corporation’s ability to successfully pursue appropriate appeals with respect to, and any liabilities arising out of, the alleged violation of the Employee Retirement Income Security Act of 1974 by the Alliant Energy Cash Balance Pension Plan;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or additional restructurings;

•

impacts that storms or natural disasters, including forest or prairie fires, in our service territories may have on our operations and recovery of, and rate relief for, costs associated with restoration activities;

•	access to technological developments;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting pronouncements issued periodically by standard-setting bodies;

•	the impact of changes to governmental incentives for wind projects;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	our ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	our ability to successfully complete tax audits, changes in tax accounting methods and appeals with no material impact on earnings and cash flows; and

•	other factors listed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully before making a decision to invest in the Series D Preferred Stock.

Our Company

We are a public utility serving customers in Iowa and southern Minnesota. We are engaged principally in:

•	the generation and distribution of electric energy in selective markets in Iowa and southern Minnesota;

•	the distribution and transportation of natural gas in selective markets in Iowa and southern Minnesota; and

•	the provision of steam services to certain customers in Cedar Rapids, Iowa and various other energy-related products and services.

At December 31, 2012, we supplied electric and gas service to 526,841 and 233,820 retail customers, respectively. We are also engaged in the generation and distribution of steam for two customers in Cedar Rapids, Iowa.

In Iowa, we provide utility services to incorporated communities as directed by the Iowa Utilities Board and utilize non-exclusive franchises, which cover the use of public right-of-ways for utility facilities in incorporated communities for a maximum term of 25 years. We are also subject to the jurisdiction of the Minnesota Public Utilities Commission and the Federal Energy Regulatory Commission. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005, the “Act”. As a result, we are subject to some of the regulatory provisions of the Act.

Corporate Information

We were organized in 1925 in Iowa as Iowa Railway and Light Corporation. Our principal executive offices are located at Alliant Energy Tower, Cedar Rapids, Iowa 52401, and our telephone number is (319) 786-4411. All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electric and natural gas customers in the Midwest.

The Offering

Issuer	Interstate Power and Light Company

Securities Offered	% Series D Cumulative Perpetual Preferred Stock, par value $.01 per share

Ranking	The Series D Preferred Stock will rank senior to our common stock and to any other of our equity securities that we may issue in the future that by their terms rank junior to the Series D Preferred Stock. The Series D Preferred Stock will rank on a parity to any other of our Series D Preferred Stock that we may later authorize or issue, and to any other of our equity securities that we may issue in the future that by their terms rank pari passu with the Series D Preferred Stock. The Series D Preferred Stock will rank junior to any other of our equity securities that we may issue in the future that by their terms rank senior to the Series D Preferred Stock.

Dividends	Dividends on the Series D Preferred Stock will be cumulative from the date of original issuance at an annual rate of % or $ per share. The dividends will be payable quarterly in arrears on , , and of each year, beginning on , 2013, when, as and if declared by our board of directors.

Liquidation preference	If we liquidate, dissolve or wind up, then the holders of the Series D Preferred Stock at the time outstanding will be entitled to receive $25 per share, plus an amount equal to accrued but unpaid dividends, before any distribution of assets is made to holders of our common stock or any other class of our stock ranking junior to the Series D Preferred Stock.

Optional Redemption	On or after , 2018, we may redeem the Series D Preferred Stock, at our option, in whole or in part from time to time, upon not less than 30 nor more than 90 days’ notice, at a price of $25 per share, plus an amount equal to accrued and unpaid dividends.

In addition, if we experience a “Rating Agency Event” (as described in “Description of the Series D Preferred Stock — Redemption — Redemption Following a Rating Agency Event”), we may redeem the Series D Preferred Stock, at our option, any time after the conclusion of any review or appeal process instituted by us following the occurrence and continuation of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Series D Preferred Stock being redeemed, plus an amount equal to accrued and unpaid dividends.

Maturity	The Series D Preferred Stock does not have any maturity date, and we are not required to redeem the Series D Preferred Stock. In addition, we are not required to set aside funds to redeem the Series D Preferred Stock. Accordingly, the shares of Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.

Voting rights	Holders of shares of the Series D Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances described herein under the heading “Description of the Series D Preferred Stock — Voting Rights.”

No conversion rights	The Series D Preferred Stock will not be convertible into shares of any other class or series of our capital stock or any other security.

Use of proceeds	We estimate that the net proceeds from the offering will be approximately $ million. We will use the proceeds to fund the redemption of our 8.375% Series B Cumulative Preferred Stock, and for general corporate purposes, which may include meeting our working capital requirements and funding capital expenditures.

Absence of market for the Preferred Stock	The Series D Preferred Stock is a new issue of securities with no established trading market. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the Series D Preferred Stock. See “Underwriting.”

Listing	We have filed an application to list the Series D Preferred Stock on the New York Stock Exchange, which we refer to in this prospectus supplement as the “NYSE,” under the symbol “IPL/PRD.” If the application is approved, then we expect trading of the Series D Preferred Stock on the New York Stock Exchange to begin within 30 days after the date of initial delivery of the Series D Preferred Stock.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Series D Preferred Stock.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The summary consolidated financial information below was selected or derived from our consolidated financial statements. The information set forth below is qualified in its entirety by and should be read in conjunction with our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	Year Ended December 31,
	2010	2011	2012
	(In millions)
Income Statement Data:
Operating revenues	$1,795.8	$1,740.1	$1,650.3
Operating income	261.9	208.4	200.3
Net income	143.4	139.3	150.2
Earnings available for common stock	128.0	124.3	137.6

	As of December 31,
	2011	2012
	(In millions)
Balance Sheet Data:
Current assets	$323.1	$391.6
Property, plant and equipment, net	3,676.1	3,858.2
Investments and other non-current assets	1,094.3	1,207.2
Current liabilities	422.5	468.8
Long-term debt, net	1,309.0	1,359.5
Other non-current liabilities	1,822.5	1,964.4

Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividend requirements for the periods presented:

Year Ended December 31,
2008	2009	2010	2011	2012
3.04x	2.69x	2.61x	2.29x	2.32x

RISK FACTORS

You should carefully consider the following risk factors, the risk factors described in Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally. The trading price of the Series D Preferred Stock could decline due to any of these risks and you may lose all or a part of your investment.

Risks Related to the Series D Preferred Stock

Iowa law limits our ability to pay dividends or other cash payments on the Series D Preferred Stock.

Iowa law provides that we may pay dividends on the Series D Preferred Stock only to the extent that assets are legally available to pay such dividends. We will be unable to pay a dividend on the Series D Preferred Stock if, after giving effect to the dividend, (i) we would not be able to pay our debts as they become due in the usual course of business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights of any shareholders upon dissolution who hold shares that have preferential rights that are senior to the Series D Preferred Stock.

The Series D Preferred Stock will rank junior to all of our liabilities and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up.

In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series D Preferred Stock only after all of our liabilities have been paid. In addition, the Series D Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries. The rights of holders of the Series D Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our liabilities and our subsidiaries’ liabilities, to pay amounts due on any or all of the Series D Preferred Stock then outstanding.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series D Preferred Stock, (i) dividends are payable only if and when declared by our board of directors or a duly authorized committee of the board and (ii) as an Iowa corporation, we are restricted to making dividend payments only out of legally available assets. We have dividend payment restrictions based on regulatory limitations applicable to us, and we are subject to dividend payment restrictions if we fail to meet the capitalization ratio requirements of our credit agreement. Further, the Series D Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Description of the Series D Preferred Stock — Voting Rights.”

There may be future sales or other dilution of our equity, which may adversely affect the market price of the Series D Preferred Stock and may negatively impact your investment.

Our restated articles of incorporation authorize the issuance of up to 16,000,000 shares of preferred stock, and authorize our board of directors to divide those shares of preferred stock into series and, within the limitations of the Iowa Business Corporation Act, to fix and determine the relative rights and preferences of the shares of any series so established. We are not restricted from issuing the 16,000,000 shares of authorized but unissued preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, preferred stock or any substantially similar securities. The market price of our preferred stock could decline as a result of sales of a large number of shares of preferred stock or similar securities in the market after this offering or the perception that such sales could occur. For example, if we issue preferred stock in the future that has a preference with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with different voting rights, the rights of holders of our Series D Preferred Stock or the market price of our Series D Preferred Stock could be adversely affected.

An active trading market for the Series D Preferred Stock does not exist and may not develop.

The Series D Preferred Stock is a new issue of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We have applied to list the Series D Preferred Stock on the NYSE within 30 days after the initial delivery of the Series D Preferred Stock, but there can be no assurance that the NYSE will accept the Series D Preferred Stock for listing. Even if the Series D Preferred Stock is approved for listing by the NYSE, however, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last. In either case, the trading price of the Series D Preferred Stock could be adversely affected and your ability to transfer your shares of the Series D Preferred Stock will be limited. We have been advised by the underwriters that they intend to make a market in the shares of our Series D Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice. We cannot assure you that another firm or person will make a market in the Series D Preferred Stock.

Holders of the Series D Preferred Stock will have limited voting rights.

Holders of shares of the Series D Preferred Stock will generally have no voting rights, except for limited voting rights as set forth below under “Description of the Series D Preferred Stock — Voting Rights” or as otherwise provided by Iowa law. In the event that any six quarterly cumulative dividends, whether consecutive or not, payable on our preferred stock are in arrears, the holders of our preferred stock will have the right, voting together as a single class with holders of any other series of preferred stock ranking on a parity with our preferred stock issued pursuant to this prospectus supplement as to payment of dividends, and upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect two members of our board of directors, subject to the terms and to the limited extent described under “Description of the Series D Preferred Stock — Voting Rights.”

The Series D Preferred Stock is perpetual in nature.

The shares of our Series D Preferred Stock represent a perpetual interest in us and, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series D Preferred Stock may be required to bear the financial risks of an investment in the Series D Preferred Stock for an indefinite period of time. Holders have no rights to call for the redemption of the Series D Preferred Stock. Therefore, holders should be aware that they may be required to bear the financial risks of an investment in the Series D Preferred Stock for an indefinite period of time.

Market interest rates and other factors may affect the value of the Series D Preferred Stock.

One of the factors that will influence the trading price of the Series D Preferred Stock, when and if an active trading market develops, will be the dividend yield on the Series D Preferred Stock (as a percentage of the liquidation preference of the Series D Preferred Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Series D Preferred Stock to expect a higher dividend yield. Thus, higher market interest rates could cause the market price of the Series D Preferred Stock to decrease. The trading price of the shares of the Series D Preferred Stock will also depend on many other factors, which may change from time to time, including:

•	our financial condition, performance, liquidity and prospects;

•	the market for similar securities;

•	our issuance of debt or preferred equity securities;

•	changes in earnings estimates by analysts and our ability to meet analysts’ earnings estimates;

•	government action or regulation;

•	prevailing interest rates; and

•	general economic, capital markets and real estate market conditions.

In addition, over the last few years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations. As a result of this and other factors, investors who purchase the Series D Preferred Stock in this offering may, when and if an active trading market develops, experience a decrease, which could be substantial and rapid, in the market price of the Series D Preferred Stock, including decreases unrelated to our operating performance or prospects.

USE OF PROCEEDS

The net proceeds to us from the sale of the Series D Preferred Stock will be approximately $         million (after deducting underwriting discounts and our offering expenses). We intend to use the net proceeds from the sale of the Series D Preferred Stock to fund the previously announced redemption of our 8.375% Series B Cumulative Preferred Stock, and for general corporate purposes, which may include meeting our working capital requirements and funding capital expenditures. The announced redemption date with respect to our 8.375% Series B Cumulative Preferred Stock is March 22, 2013. Pending application of the proceeds from the issuance and sale of the Series D Preferred Stock, we intend to invest such proceeds in short-term investments.

CAPITALIZATION

The following table sets forth, as at December 31, 2012, our consolidated capitalization on an actual basis and as adjusted to give effect to (i) the sale of the shares of Series D Preferred Stock and the application of the proceeds therefrom, and (ii) the redemption of our 8.375% Series B Cumulative Preferred Stock. You should read this table in conjunction with our consolidated financial statements and related notes thereto which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As at December 31, 2012
	Actual	As Adjusted		% of Total as Adjusted
	(In millions)
Common equity:
Common stock	$33.4		$33.4		%
Additional paid-in capital	1,037.8
Retained earnings	448.0		448.0

Total common equity	1,519.2
Cumulative preferred stock	145.1

Total equity	1,664.3
Long-term debt, net	1,359.5		1,359.5

Total capitalization	$3,023.8	$			%

DESCRIPTION OF THE SERIES D PREFERRED STOCK

We have summarized provisions of the Series D Preferred Stock below. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Series D Preferred Stock under the caption “Description of Preferred Stock” in the accompanying prospectus.

General

Our total authorized capital stock as set forth in our restated articles of incorporation consists of 40,000,000 shares, of which 24,000,000 are designated common stock, par value $2.50 per share, and 16,000,000 shares are designated preferred stock, par value $.01 per share. As of the date of this prospectus supplement, our outstanding common stock consists of 13,370,788 shares. As of the date of this prospectus supplement, except for 6,000,000 shares of the Company’s 8.375% Series B Cumulative Preferred Stock, all of the issued and outstanding shares of the capital stock of the Company are owned by our parent corporation, Alliant Energy Corporation.

Under our restated articles of incorporation, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established. Prior to the closing of this offering, our board of directors will classify                 shares of the Company’s authorized but unissued preferred stock as a series of the Company’s preferred stock designated as “    % Series D Cumulative Preferred Stock.” When issued and paid for in the manner described in this prospectus supplement, the shares of Series D Preferred Stock will be validly issued, fully paid and nonassessable. Our board of directors may authorize the issuance and sale of additional shares of Series D Preferred Stock from time to time.

The terms of the preferred stock will be contained in an amendment to our restated articles of incorporation. The following is a summary of the terms of the preferred stock. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the amendment to our restated articles of incorporation. We urge you to read the amendment to our articles of incorporation that will establish our preferred stock because it, and not this summary, defines your rights as a holder of our preferred stock. A copy of the amendment to our restated articles of incorporation is available upon request to us at the address set forth under “Where You Can Find More Information.”

Listing

We have applied to list the Series D Preferred Stock on the NYSE under the symbol “IPL/PRD.” If the application is approved, trading of the Series D Preferred Stock is expected to commence within 30 days after the initial delivery of the Series D Preferred Stock. See “Underwriting” for a discussion of the expected trading of our Series D Preferred Stock on the NYSE.

Ranking

The Series D Preferred Stock will rank senior to our common stock and to any other of our equity securities that we may issue in the future that by their terms rank junior to the Series D Preferred Stock with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up. The Series D Preferred Stock will rank on a parity to any other of our Series D Preferred Stock that we may later authorize or issue, and to any other of our equity securities that we may issue in the future that by their terms rank pari passu with the Series D Preferred Stock, with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up. The Series D Preferred Stock will rank junior to any other of our equity securities that we may issue in the future that by their terms rank senior to the Series D Preferred Stock with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends

The holders of shares of our Series D Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cash dividends at an annual rate of         % of the liquidation preference per share of the Series D Preferred Stock. Dividends on the Series D Preferred Stock will accrue and be cumulative from, and including, the date of original issuance. Dividends will be payable quarterly in arrears on                     ,                     ,                     and                      of each year, beginning on                 , 2013. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day and no interest, additional dividends or other sum will accrue on the amount so payable. Dividends will be payable on those dates to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the last business day of the month prior to the month in which the applicable dividend payment date falls. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.

Our board of directors will not authorize, and we will not pay, any dividends on our Series D Preferred Stock or set aside funds for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We are and may in the future become a party to agreements which restrict or prevent the payment of dividends on, or the purchase or redemption of, shares. These restrictions may be indirect, for example, covenants requiring us to maintain specified levels of net worth or assets, or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on our Series D Preferred Stock.

Notwithstanding the foregoing, dividends on our Series D Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of dividends and whether or not dividends are authorized or declared. Accrued but unpaid dividends on our Series D Preferred Stock will not bear interest, and holders of our preferred stock will not be entitled to any dividends in excess of full cumulative dividends as described above. We will credit any dividend made on our Series D Preferred Stock first to the earliest accrued and unpaid dividend due. We will not pay any dividends on our common stock or any other of our equity securities that by their terms rank junior to our Series D Preferred Stock with respect to payment of dividends if dividends payable on our Series D Preferred Stock are in arrears.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, each holder of shares of our Series D Preferred Stock will be entitled to payment, out of our assets available for distribution, of an amount equal to the $25 liquidation preference per share of our Series D Preferred Stock held by that holder. In addition, such holder will be entitled to payment of an amount equal to all accrued and unpaid dividends on those shares to, but excluding, the date of liquidation, dissolution or winding up. The holders of our Series D Preferred Stock are entitled to these payments before any distribution is made on any junior stock, including our common stock. After payment in full of the liquidation preference and the amount equal to all accrued and unpaid dividends to which holders of shares of the Series D Preferred Stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the amounts payable with respect to shares of our Series D Preferred Stock and any other outstanding series of Series D Preferred Stock ranking on a parity with our Series D Preferred Stock are not paid in full, then the holders of shares of our Series D Preferred Stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full distributable amounts to which each such holder is entitled.

Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of our company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into our company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our company.

Redemption

Optional Redemption

On or after                 , 2018, we may redeem the Series D Preferred Stock, at our option, in whole or in part from time to time, upon not less than 30 nor more than 90 days’ notice, at a price of $25 per share, plus an amount equal to accrued and unpaid dividends to, but excluding, the date of redemption.

Redemption Following a Rating Agency Event

We will have the right to redeem the Series D Preferred Stock, in whole but not in part, at any time upon a redemption notice delivered within 90 days after the conclusion of any review or appeal process instituted by us following the occurrence and continuation of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of the Series D Preferred Stock being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Series D Preferred Stock on the date of initial issuance of the Series D Preferred Stock, or the current methodology, which change either (i) shortens the period of time during which equity credit pertaining to the Series D Preferred Stock would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Series D Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series D Preferred Stock as of the date of initial issuance thereof.

Redemption Procedures

We will provide not less than 30 nor more than 90 days’ notice to each registered holder of the Series D Preferred Stock to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the date of redemption on the Series D Preferred Stock or portions of the Series D Preferred Stock called for redemption. In the event that any date of redemption is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

Maturity

The Series D Preferred Stock does not have any maturity date, and we are not required to redeem the Series D Preferred Stock. In addition, we are not required to set aside funds to redeem the Series D Preferred Stock. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.

Voting Rights

Our Series D Preferred Stock will generally have no voting rights except as set forth below or as otherwise provided by Iowa law. In the event that any six quarterly cumulative dividends, whether consecutive or not, payable on our Series D Preferred Stock are in arrears, the holders of our Series D Preferred Stock will have the right, voting together as a single class with holders of any other series of preferred stock ranking on a parity with our Series D Preferred Stock issued pursuant to this prospectus supplement as to payment of dividends, and upon which like voting rights have been conferred and are exercisable, at the next meeting of shareowners called for the election of directors, to elect two members of our board of directors. The right of such holders of our Series D Preferred Stock to elect members of our board of directors will continue until such time as all dividends accumulated and in arrears on such shares of preferred stock have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay dividends as described above. Upon any termination of the right of the holders of our Series D Preferred Stock to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately.

In addition to any other vote or consent described herein or required by law, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Series D Preferred Stock and any other series of preferred stock upon which like voting or consent rights have been conferred, voting together as a single class, we shall not:

(i) issue any class of stock in addition to the preferred stock ranking senior to the preferred stock, or any series thereof, as to the payment of dividends or the distribution of assets, provided, however our board of directors may create a series of preferred stock ranking senior to any other series of preferred stock as to the payment of dividends or the distribution of assets without a vote by the existing preferred stock or any series thereof if our shareholders previously authorized such action by the board of directors;

(ii) adopt any amendment to our restated articles of incorporation that adversely alters the preferences, powers and rights of our preferred stock (provided, that articles of amendment to issue a series of preferred stock shall not be considered to adversely alter the preferences, powers and rights of the preferred stock solely because such series is on parity with the preferred stock with respect to payment of dividends and distribution of assets);

(iii) issue any shares of preferred stock of any series if the cumulative dividends payable on our Series D Preferred Stock are in arrears; or

(iv) create or issue any shares of preferred stock of any series that rank senior to our Series D Preferred Stock as to payment of dividends or the distribution of assets.

In addition to any other vote or consent described herein or required by law, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Series D Preferred Stock, voting as a separate class, we shall not adopt any amendment to our restated articles of incorporation that adversely alters the preferences, powers and rights of our Series D Preferred Stock in a manner that does not similarly affect all series of preferred stock (provided, that articles of amendment to issue a series of preferred stock shall not be considered to adversely alter the preferences, powers and rights of the Series D Preferred Stock solely because such series is on parity with the Series D Preferred Stock with respect to payment of dividends and distribution of assets).

In addition to any other vote or consent described herein or by required law, without the affirmative vote or consent of the holders of a majority of the outstanding shares of our Series D Preferred Stock and any other series of preferred stock upon which like voting or consent rights have been conferred, voting together as a single class, we shall not increase the amount of authorized shares of the preferred stock or create or issue any class of stock in addition to the preferred stock ranking on a parity with the preferred stock, or any series thereof, as to the payment of dividends or the distribution of assets. Notwithstanding the foregoing, our board of directors may increase the authorized amount of a series of preferred stock or create an additional series of preferred stock ranking on a parity with any other series of preferred stock as to the payment of dividends or the distribution of assets without a vote by the existing preferred stock or any series thereof if our shareholders previously authorized such action by the board of directors.

On any matter described above in which the holders of our Series D Preferred Stock are entitled to vote as a class, such holders will be entitled to one vote per share. On any other matter for which holders of our Series D Preferred Stock are provided the right to vote together with holders of our common stock under Iowa law, if any, holders of our Series D Preferred Stock will be entitled to the number of votes per share determined by dividing the liquidation preference of such share by 100.

The voting rights described above do not restrict our ability to issue shares of our 16,000,000 authorized shares of blank check preferred stock.

Conversion Rights

The holders of the Series D Preferred Stock will not have any rights to convert shares of the Series D Preferred Stock into shares of any other class or series of our capital stock or any other security.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series D Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series D Preferred Stock. We will mail (or otherwise provide) the information to the holders of Series D Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Transfer Agent

Wells Fargo Bank, National Association will act as transfer agent and registrar for the Series D Preferred Stock. We can remove the transfer agent with or without cause upon 30 days’ notice and upon payment of all amounts due to the transfer agent

We and certain of our affiliates maintain banking and other business relationships in the ordinary course of business with the transfer agent and its affiliates. In addition, the transfer agent and certain of its affiliates may serve as transfer agent for other securities issued by us or by our affiliates.

To the extent provided in the transfer agency agreement, the transfer agent will have a prior claim on amounts held by it under the transfer agency agreement for the payment of its compensation and expenses and for the repayment of advances made by it to effect performance of some covenants in the transfer agency agreement.

Book-Entry Procedures and Form

We will issue the shares of Series D Preferred Stock in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., as nominee of DTC, or else the global securities will remain in the custody of the transfer agent in accordance with the FAST Balance Certificate Agreement between DTC and the transfer agent.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. We, the underwriters and the transfer agent, take no responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

ownership of the Series D Preferred Stock will be shown on, and the transfer of ownership of the Series D Preferred Stock will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the preferred stock represented by that global security for all purposes. Except as described below, owners of beneficial interests in a global security will not be entitled to have Series D Preferred Stock represented by that global security registered in their names, will not receive or be entitled to receive the Series D Preferred Stock in the form of a physical certificate and will not be considered the owners or holders of the Series D Preferred Stock, and may not be entitled to give the transfer agent directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of Series D Preferred Stock.

Neither we nor the transfer agent will have any responsibility or liability for any aspect of DTC’s records relating to the Series D Preferred Stock or relating to payments made by DTC on account of the Series D Preferred Stock, or any responsibility to maintain, supervise or review any of DTC’s records relating to the Series D Preferred Stock.

We will make payments on the Series D Preferred Stock represented by the global securities to DTC or its nominee, as the registered owner of the Series D Preferred Stock. We expect that when DTC or its nominee receives any payment on the Series D Preferred Stock represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the Series D Preferred Stock represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Certificated Preferred Stock

We will issue certificated Series D Preferred Stock to each person that DTC identifies as the beneficial owner of Series D Preferred Stock represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global securities, and we have not appointed a successor depositary within 90 days of that notice; or

•	we decide not to have the Series D Preferred Stock represented by a global security.

Neither we nor the transfer agent will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Series D Preferred Stock. We and the transfer agent may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the Series D Preferred Stock to be issued.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This summary is of a general nature and is included solely for informational purposes. It is not intended to be, nor should it be construed as being, legal or tax advice. No representation with respect to the consequences to any particular purchaser of the Series D Preferred Stock is made. Prospective purchasers should consult their own tax advisors with respect to their particular circumstances.

The following is a summary of certain material United States federal income tax consequences to a beneficial owner of Series D Preferred Stock (a “United States holder”) who is:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity taxed as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust had made a valid election to be treated as a United States person.

The following summary deals only with Series D Preferred Stock held as capital assets (generally, property held for investment) by purchasers at the issue price who are United States holders and not with special classes of holders, such as dealers in securities or currencies, financial institutions, life insurance companies, tax-exempt entities, persons holding Series D Preferred Stock as part of a hedge, conversion, constructive sale transaction, straddle or other risk reduction strategy, persons who hold their Series D Preferred Stock through a partnership, S corporation or other pass-through entity and persons whose functional currency is not the U.S. dollar. Persons considering the purchase of Series D Preferred Stock should consult their own tax advisors concerning these matters and as to the tax treatment under foreign, state, local and non-income tax laws and regulations. We cannot provide any assurance that the Internal Revenue Service will not challenge the conclusions stated below. We have not sought and will not seek a ruling from the Internal Revenue Service on any of the matters discussed below.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the corresponding regulations (the “Treasury Regulations”), Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Changes in this area of law may be applied retroactively in a manner that could cause the income tax consequences to vary substantially from the consequences described below, possibly adversely affecting a holder. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the Series D Preferred Stock may differ from the treatment described below.

Dividends

All Holders

Distributions made on the Series D Preferred Stock will be dividends for United States federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes, and will be taxable as discussed below. Although we expect that current and accumulated earnings and profits will be such that all distributions made with respect to the Series D Preferred Stock will qualify as dividends, we cannot guarantee that result. Accumulated earnings and profits and current earnings and profits in future years will depend in significant part on future profits or losses, which we cannot accurately predict. To the extent that the amount of any distribution on Series D Preferred Stock exceeds current and accumulated earnings and profits attributable to that share, the distribution will be treated first as a return of capital and will be applied against and reduce the United States holder’s adjusted tax basis, but not below zero, in that share. This reduction in basis would increase any gain, or reduce any loss realized by the United States holder on the subsequent sale, redemption or other disposition of its share. The amount of any such distribution in excess of the United States holder’s adjusted tax basis will then be taxed as capital gain. For purposes of the remainder of this discussion, it is assumed that distributions made on the Series D Preferred Stock will constitute dividends for United States federal income tax purposes.

Corporate Holders

A United States holder that is taxed as a corporation that is otherwise entitled to the dividends-received deduction as provided in Section 243 of the Code will be entitled to that deduction (generally a 70% deduction) with respect to amounts treated as dividends on the Series D Preferred Stock but will not be entitled to that deduction with respect to amounts treated as a return of capital or capital gain. In addition, the benefit of a dividends-received deduction may be reduced by the corporate alternative minimum tax. In determining entitlement to the dividends-received deduction, corporate United States holders should also consider the provisions of Sections 246(c), 246A and 1059 of the Code and related Treasury Regulations, and Internal Revenue Service rulings and administrative pronouncements relating to these provisions.

Section 246(c) of the Code disallows the dividends-received deduction in its entirety if the corporation does not hold the stock for at least 46 days during the 91-day period beginning 45 days prior to the date such corporation becomes entitled to receive each dividend on the stock. A 91-day minimum holding period applies to certain dividend arrearages. Section 246(c)(4) of the Code provides that a United States holder may not count toward its minimum holding period any period in which it, among other things:

•	has an option to sell Series D Preferred Stock that it owns;

•	is under a contractual obligation to sell Series D Preferred Stock that it owns;

•	has made (and not closed) a short sale of substantially identical stock or securities; or

•	has diminished its risk of loss by holding one or more positions with respect to substantially similar or related property.

The Treasury Regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Treasury Regulations disallow the dividends-received deduction if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property, even if the minimum holding period has been met.

Section 246A of the Code contains the “debt financed portfolio stock” rules under which the dividends-received deduction could be reduced to the extent that a United States holder incurs indebtedness directly attributable to its investment in the Series D Preferred Stock.

Under Section 1059 of the Code, a United States holder that is taxed as a corporation may be required to reduce its tax basis in the Series D Preferred Stock, but not below zero, by the “nontaxed portion” of any “extraordinary dividend” it receives with respect to such stock, if it has not held the underlying stock for more than two years before the dividend announcement date. The dividend announcement date is the date on which we declare, announce or agree to either the amount or the payment of the dividend, whichever is the earliest. The length of time that a taxpayer is deemed to have held stock for purposes of Section 1059 of the Code is determined under principles similar to those contained in Section 246(c) of the Code, which are described above. Whether a dividend is an “extraordinary dividend” is determined by reference to the adjusted tax basis or, if the taxpayer elects, by reference to the fair market value of the Series D Preferred Stock as of the day before the ex-dividend date (provided the taxpayer can establish the fair market value to the satisfaction of the Internal

Revenue Service). A dividend payment generally will be extraordinary if it equals or exceeds 5 percent of adjusted tax basis, or fair market value, as the case may be. Dividends paid that have ex-dividend dates within 85 consecutive days are treated as one distribution, as are dividends paid that have ex-dividend dates within 365 consecutive days if the aggregate dividends exceed 20 percent of adjusted tax basis or fair market value, as the case may be. The “nontaxed portion” of the dividend generally is equal to the dividends-received deduction. The reduction in basis will increase any gain or reduce the amount of any loss realized by the United States holder on a sale, redemption or other disposition of the Series D Preferred Stock. In addition, if the reduction would otherwise exceed the adjusted tax basis, the amount of such excess will be taxable as gain from the sale or exchange of Series D Preferred Stock in the taxable year in which the extraordinary dividend is received.

Individual Holders

Under current law, qualified dividends received by United States holders that are individuals generally are subject to a maximum stated tax rate of 20%. Dividends that do not constitute qualified dividends are taxed at the stated tax rate generally applicable to ordinary income. The reduced rate will not apply to dividends received to the extent that the individual United States holder elects to treat the dividend as “investment income” for purposes of deducting interest expense. Furthermore, the reduced rate will only apply to dividends that are paid to an individual United States holder with respect to shares held by such United States holder for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the Series D Preferred Stock becomes ex-dividend. An individual United States holder generally may not count towards these minimum holding period requirements any period in which it has a diminished risk of loss as described above. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property, even if the minimum holding period has been met.

Sale, Redemption or Other Taxable Disposition of Series D Preferred Stock

Upon a sale or other taxable disposition, but not including a redemption, a United States holder will generally recognize capital gain or loss for United States federal income tax purposes (except to the extent of cash payments received on the disposition that are attributable to declared dividends, which will be treated in the same manner as distributions described above) in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received upon such sale or other taxable disposition and the United States holder’s adjusted tax basis in the Series D Preferred Stock. A United States holder’s initial tax basis in the Series D Preferred Stock will generally be its cost. Such gain or loss will be long-term capital gain or loss if the holding period for the shares exceeds one year. Under current law, a maximum stated tax rate of 20% applies to net long-term capital gain recognized by United States holders that are individuals. The deduction of net capital losses is subject to limitations.

Gain or loss recognized by a United States holder on a redemption of the Series D Preferred Stock will be treated as a sale or exchange and therefore qualify for the treatment described above if, taking into account stock that is actually or constructively owned by the United States holder under the constructive ownership rules of Section 318 of the Code, any of the following requirements are met: (a) the redemption is substantially disproportionate with respect to such United States holder, (b) the United States holder’s interest in our stock is completely terminated as a result of the redemption or (c) the redemption is “not essentially equivalent to a dividend.” Under the constructive ownership rules, a person generally will be treated as the owner of our stock owned by certain related parties and certain entities in which the person owns an interest, as well as stock that a United States holder could acquire through exercise of an option. Whether a redemption is not essentially equivalent to a dividend depends on each United States holder’s facts and circumstances, but in any event requires a “meaningful reduction” in the United States holder’s equity interest in us. A United States holder who sells some or all of our stock owned by it at the time of the redemption may be able to take such sales into account to satisfy one of the foregoing conditions. Conversely, a United States holder who purchases additional shares of our stock at the time of the redemption may be required to take the shares into account in determining whether any of the foregoing conditions are satisfied.

If none of the above conditions is satisfied, then the entire amount of the cash or property received on a redemption will be treated as a distribution (without offset by the United States holder’s tax basis in the redeemed shares), which will be treated in the same manner as dividends described above. In such case, the United States holder’s basis in the redeemed Series D Preferred Stock would be transferred to the United States holder’s remaining shares of our stock, if any. If the United States holder does not actually retain any shares of our stock, then the basis may be entirely lost.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of stock, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Series D Preferred Stock.

Withholding Taxes and Reporting Requirements

Dividend payments with respect to Series D Preferred Stock will be reported to the extent required by the Code to the United States holders and the Internal Revenue Service. These amounts will ordinarily not be subject to withholding of United States federal income tax. However, a backup withholding tax, currently at a rate of 28%, will apply to these payments if a United States holder fails to properly certify to us or our agent the holder’s taxpayer identification number and certain other information, or fails to report all interest and dividends required to be reported on its federal income tax returns, or otherwise fails to establish, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the holder’s federal income tax liability, provided such person furnishes the required information to the Internal Revenue Service. Such amounts, once withheld, are not refundable by us.

Special rules apply that permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. United States holders should consult with their own tax advisors regarding the application of the backup withholding rules to their particular situation, the availability of exemption therefrom and the procedure for obtaining such an exemption, if available.

20

UNDERWRITING

Barclays Capital Inc., J.P. Morgan Securities LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters severally and not jointly has agreed to purchase from us, the number of shares of Series D Preferred Stock set forth opposite its name below.

Underwriters	Number of Shares of Series D Preferred Stock
Barclays Capital Inc.
J.P. Morgan Securities LLC
Robert W. Baird & Co. Incorporated
Wells Fargo Securities, LLC
Comerica Securities, Inc.
KeyBanc Capital Markets Inc.
Samuel A. Ramirez & Company, Inc.

Total

The underwriters have agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase all of the Series D Preferred Stock sold under the underwriting agreement if any of the Series D Preferred Stock is purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the Series D Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series D Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Series D Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series D Preferred Stock on the NYSE. If this application is approved, trading of the Series D Preferred Stock on the NYSE is expected to commence within 30 days following the date of the original issuance of the Series D Preferred Stock. The underwriters have advised us that they intend to make a market in the Series D Preferred Stock after completion of the offering, but will not be obligated to do so and may discontinue any market making activities at any times without notice. No assurance can be given as to the liquidity of the trading market for the Series D Preferred Stock or that an active public market for the Series D Preferred Stock will develop. If an active public trading market for the Series D Preferred Stock does not develop, the market price and liquidity of the Series D Preferred Stock may be adversely affected.

We expect that delivery of the Series D Preferred Stock will be made to investors on or about March     , 2013 which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series D Preferred Stock on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Series D Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series D Preferred Stock who wish to trade the Series D Preferred Stock on the date of pricing or the next succeeding business days should consult their advisors.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Series D Preferred Stock to the public at the public offering price on the cover page of this prospectus supplement, and may offer the Series D Preferred Stock to certain dealers at that price less a concession not in excess of $         per share of Series D Preferred Stock. The underwriters may allow, and the dealers may reallow, a discount not in excess of $         per share of Series D Preferred Stock to other dealers. After the initial public offering, the public offering price and other selling terms may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to Interstate Power and Light Company	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $         and are payable by us.

Option to Purchase Additional Shares of Series D Preferred Stock

We have granted an option to the underwriters to purchase up to                 additional shares of Series D Preferred Stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Series D Preferred Stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sale of Similar Securities

We have agreed not to sell or transfer any of our shares of Series D Preferred Stock (other than those shares that may be sold pursuant to the underwriters’ over-allotment option) for 30 days after the date of this prospectus supplement without first obtaining the written consent of the representatives on behalf of the underwriters. Specifically, we have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any preferred stock;

•	sell any option or contract to purchase any preferred stock;

•	purchase any option or contract to sell any preferred stock;

•	grant any option, right or warrant to sell any preferred stock;

•	lend or otherwise dispose of or transfer any preferred stock;

•	file a registration statement related to any preferred stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any preferred stock, whether any such swap or transaction is to be settled by delivery of preferred stock or other securities, in cash or otherwise.

This lockup provision applies to the Series D Preferred Stock and to securities convertible into or exchangeable or exercisable for or repayable with the Series D Preferred Stock.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Price Stabilization and Short Position

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Series D Preferred Stock. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Series D Preferred Stock.

If the underwriters create a short position in the Series D Preferred Stock in connection with the offering, i.e., if they sell more Series D Preferred Stock than are listed on the cover page of this prospectus supplement, then the representatives may reduce that short position by purchasing Series D Preferred Stock in the open market. Purchases of our Series D Preferred Stock to stabilize or reduce a short position could cause the price of our preferred stock to be higher than it might be in the absence of such purchases.

In general, purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of these purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series D Preferred Stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their respective affiliates have provided banking and other financial services to us or our affiliates from time to time for which they have received customary fees and expenses. Certain of the underwriters or their respective affiliates are lenders under our credit facility. The underwriters or their respective affiliates will in the future continue to provide banking and other financial services to us or our affiliates for which they will receive customary compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of Series D Preferred Stock will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Certain legal matters relating to the shares of Series D Preferred Stock will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from Interstate Power and Light Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Interstate Power and Light Company

$800,000,000

Preferred Stock

Debt Securities

We may offer and sell from time to time, in one or more issuances, the following securities:

•	preferred stock; and

•	debt securities.

The aggregate initial offering price that we will offer for sale pursuant to this prospectus or any prospectus supplement will not exceed $800,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus and in any prospectus supplement or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 16, 2011.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Interstate Power and Light Company, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $800,000,000. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein and therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect,” “intend,” “believe,” “anticipate,” “estimate,” “plan” or “objective” or other similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INTERSTATE POWER AND LIGHT COMPANY

We are a public utility serving customers in Iowa and southern Minnesota. We are engaged principally in:

•	the generation and distribution of electricity in selective markets in Iowa and southern Minnesota;

•	the distribution and transportation of natural gas in selective markets in Iowa and southern Minnesota; and

•	the generation and distribution of steam for two customers in Cedar Rapids, Iowa, and various other energy-related products and services.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electricity and natural gas customers in the Midwest.

We are subject to the jurisdiction of the Iowa Utilities Board and the Minnesota Public Utilities Commission with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005. As a result, we are subject to some of the regulatory provisions of such Act.

Our principal executive offices are located at Alliant Energy Tower, Cedar Rapids, Iowa 52401, and our telephone number is (319)  786-4411.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

The following table shows our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements for the periods presented:

	Year Ended December 31,					Nine Months Ended September 30, 2011
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	4.30x	8.25x	4.05x	3.32x	3.23x	3.13x
Ratio of earnings to combined fixed charges and preferred dividend requirements	3.32x	5.96x	3.04x	2.69x	2.61x	2.62x

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock summarizes certain general terms and provisions that apply to our preferred stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our restated articles of incorporation, which are filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

General

Our total authorized capital stock as set forth in our restated articles of incorporation consists of 40,000,000 shares, of which 24,000,000 are designated common stock, par value $2.50 per share, and 16,000,000 shares are designated preferred stock, par value $.01 per share. As of the date of this prospectus, all of our outstanding common stock was owned by our parent corporation, Alliant Energy Corporation.

Under our restated articles of incorporation, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established.

Terms

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our restated articles of incorporation with the Secretary of State of the State of Iowa. The articles of amendment will fix for each series the designation and number of shares and preferences, limitations, relative rights and other terms of the shares including, among other things:

•	the voting power, if any, of the shares;

•	the rate and times at which, and the terms and conditions upon which, dividends will be paid on the shares;

•	the price and the terms and conditions on which the shares may be redeemed;

•	the right, if any, of holders of the shares to covert the shares into, or exchange the shares for, other classes of our stock, and the terms and conditions of the conversion or exchange;

•	the rights of the holders of the shares, including the amount payable on the shares upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the sinking fund provisions, if any, for the redemption or purchase of the shares.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of certain material U.S. federal income tax considerations, if any, applicable to the preferred stock.

All shares of our preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Ranking

The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 20, 2003, as it may be supplemented and amended from time to time. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See “Where You Can Find More Information.” The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement relating to the offered debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series.

Terms

We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the persons to whom we must pay interest on the interest payment dates;

•	the dates on which we must pay principal;

•	the rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the dates from which any interest will accrue, the dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the places where we must pay the debt securities;

•	the terms and conditions on which we may, or may be obligated to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than in denominations of $1,000 and integral multiples thereof, then the denominations in which we may issue the debt securities;

•	if other than the currency of the United States, then the currencies, including composite currencies, in which we will make payments on the debt securities;

•	if we or a holder may elect to have the principal or interest on the debt securities be payable in a currency other than the debt securities’ stated currency, then the terms of this election;

•

if the principal of, or premium, if any, or interest on, the debt securities is payable in securities or other property, then the type and amount of the securities or other property, or the manner in which the amount will be determined;

•	if we or a holder may elect to have the principal or interest on the debt securities be payable in securities or other property, then the terms of this election;

•	if the principal, premium, if any, or interest payable is determined with reference to an index or other fact or event outside the indenture, then the manner in which the amounts will be determined;

•	if other than the principal amount of the securities, then the amount we will pay if the maturity of the debt securities is accelerated;

•	other than those specified in the indenture, any events of default and any covenants we make for the benefit of the holders of the debt securities;

•	the terms, if any, pursuant to which the debt securities may be converted into or exchanged for shares of stock or other securities of us or any other company;

•	if the debt securities are issued as bearer securities, then all terms and conditions to the bearer securities that are not specifically addressed in a supplemental indenture;

•	any limitations on the rights of the holders of debt securities in global form to transfer the debt securities; and

•	any other terms of the debt securities that are not inconsistent with the indenture.

Ranking

The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to all of our existing and future secured indebtedness.

Payments

Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Purchase and Cancellation

We may at any time purchase debt securities in the open market or otherwise at any price, subject to applicable U.S. securities laws. Any debt securities so purchased must be promptly surrendered to the trustee for cancellation.

Material U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

Except as otherwise set forth under “— Satisfaction and Discharge” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, then those series may or may not have different covenants.

Limitations on Liens

The indenture provides that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•

liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of liens permitted by the above-listed item;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•

liens for taxes, assessments and other governmental charges or requirements not delinquent or which can thereafter be paid without penalty or which are currently being contested in good faith by appropriate proceedings;

•

mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•

liens in respect of judgments or awards with respect to which we (i) are in good faith prosecuting an appeal or other proceeding for review and with respect to which we have secured a stay of easements, leases, reservations or other rights of others in, on and/or over, and laws, regulations and restrictions affecting, and defects and irregularities in record title to, our property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects and irregularities do not, in our reasonable judgment, in the aggregate materially impair our use of such property considered as a whole for the purposes for which it is held;

•

any defects or irregularities in title to any rights-of-way and/or to any real estate used or to be used primarily for right-of-way purposes or held under lease, easement, license or similar right; provided, however, that (i) we have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purpose for which we acquired the same, (ii) we have power under eminent domain, or similar statutes, to remove such defects or irregularities or (iii) such defects or irregularities may be otherwise remedied without undue effort or expense;

•

liens securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest, existing on the date of the indenture, or, as to property thereafter acquired, at the time of the acquisition thereof, upon real estate or rights in or relating to real estate acquired by us for rights of way for distribution and transmission lines and for pipes, substations, structures and appurtenances thereto;

•

leases existing on the date of the indenture affecting property owned by us on such date and renewals and extensions thereof and leases for a term of not more than ten years (including extensions or renewals at the option of the tenant) affecting property acquired by us after the date of the indenture;

•

any controls, restrictions, obligations, duties and/or other burdens imposed by any federal, state, municipal or other law, or by any rule, regulation or order of any governmental authority, upon any of our property or the operation or use thereof or upon us with respect to any of our property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in any governmental authority to impose any such controls, restrictions, obligations, duties and/or other burdens;

•	liens granted on air or water pollution control or sewage or solid waste disposal facilities in connection with the issuance of industrial development revenue bonds;

•

any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any of our property upon payment of cash or reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate our property and business;

•	any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made or which, in the opinion of counsel, are not material;

•

any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder;

•	liens resulting from good faith deposits made in connection with bids, tenders, contracts or leases to which we are a party and liens resulting from deposits made to secure public or statutory

•	obligations or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•

rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•	any landlord’s lien;

•	any lien of the trustee for payment for services, reasonable expenses, disbursements and advances, or for indemnification payments; and

•

liens not otherwise permitted if, at the time we incur the lien and after giving effect to the lien, the aggregate of all obligations secured by the lien does not exceed 10% of our tangible net worth, as defined in the indenture.

This restriction will not apply to or prevent the creation or existence of leases we enter into, or on existing property we acquire, in the ordinary course of our business.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge into any other corporation, or sell all or substantially all of our assets to any other person unless:

•

the continuing corporation or the purchasers of assets, as the case may be, will be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and such entity will expressly assume the payment of the principal of, and premium, if any, or interest on, the debt securities outstanding and the performance and observance of all of our covenants under the indenture by executing a supplemental indenture satisfactory to the trustee; and

•

after giving effect to the transaction, no event of default and no event which, after notice or lapse of time, would become an event or default under the indenture, will have occurred or be continuing.

The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate.

Events of Default

Each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	failure to pay interest on the debt securities of the series within 60 days after a due date;

•	failure to pay principal of, or premium, if any, on the debt securities of the series within 10 days after a due date;

•

failure to perform or satisfy any of our other covenants or warranties in the indenture, which failure continues for 60 days after we receive notice of the failure from the trustee or the holders of at least 33% in principal amount of the debt securities of the series;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	a specified event of default provided for in the terms of the series of the debt securities.

If an event of default occurs and continues, then either the trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series in default may declare the principal amount of the debt securities immediately due and payable.

The trustee can require that it be indemnified before it enforces the indenture or any outstanding debt securities. Subject to some limitations, holders of a majority in principal amount of the outstanding debt securities of a series can direct the trustee in its exercise of any trust or power. The trustee does not have to give holders notice of any continuing default, except a default in payment of principal or interest, if it in good faith determines that withholding notice is in the interests of the holders. We are required to give the trustee a certificate certifying as to our compliance with all conditions and covenants under the indenture at least once a year.

Modification of the Indenture

The holders of at least a majority in principal amount of outstanding debt securities of a series may waive any existing default and its consequences under the indenture. However, holders cannot waive (i) a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or (ii) a default in respect of a provision that cannot be modified or amended without the consent of each holder of the outstanding debt securities of the series.

With the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

•	change the stated maturity, reduce the principal amount of, or reduce or change the method of calculating the rate of interest on, the debt securities of a series;

•	change the coin or currency or the property in which we must pay principal of, or premium, if any, or interest on, the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•

reduce the percentage in principal amount of the outstanding debt securities of any series or any tranche thereof, the consent of the holders of which is required to enter into any supplemental indenture;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•	make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above.

We cannot enter into supplemental indentures to amend or modify the indenture in ways that affect other series of debt securities under the indenture without the consent of the holders of at least a majority in aggregate principal amount of all securities issued under the indenture that will be affected by the amendment, voting together as one class. Further, if any amendment or modification would have any of the effects described in the previous two paragraphs, and would affect more than one series of securities issued under the indenture, then we cannot make the amendment or modifications without the consent of all of the holders of the securities issued under the indenture that would be affected by them.

We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•

adding to our covenants under the indenture for the benefit of all holders of debt securities under the indenture or surrender any right or power we have under the indenture or to add any event of default;

•

adding to, changing or eliminating any of the provisions of the indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the holders of debt securities of any outstanding series or tranche on the date of such supplemental indenture in any material respect, such change, elimination or addition shall become effective (i) with respect to such series or tranche only or (ii) when no debt securities of such series or tranche remain outstanding;

•	to provide collateral security for all but not part of the debt securities;

•	establish the form or terms of debt securities of any series;

•	to change any place where (i) principal, premium and interest may be payable, (ii) debt securities may be surrendered for transfer or exchange and (iii) notices to us may be served;

•	evidencing the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee; or

•

making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect.

Satisfaction and Discharge

The indenture provides that we can at any time terminate almost all of our obligations with respect to any outstanding debt securities and the indenture. We cannot, however terminate some obligations, including our obligations to register the transfer or exchange of the debt securities, replace mutilated, destroyed, lost or stolen debt securities, to maintain agencies in respect of the debt securities and hold moneys for payment in trust.

If we desire to exercise our option to satisfy and discharge our obligations under the indenture, then we must deposit in trust with the trustee or any paying agent (other than us) money or U.S. government obligations sufficient to pay the outstanding principal amount of the debt securities as well as the interest and premium, if any, on the debt securities to maturity. In addition, we must provide to the trustee and the paying agent:

•

an opinion of counsel stating that (a) we have received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a revenue ruling, or (b) there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of such outstanding debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such satisfaction and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred;

•	if such deposit shall have been made prior to the maturity of such debt securities, a company order stating that the money and U.S. government obligations deposited in accordance with indenture;

•

if U.S. government obligations have been deposited, an opinion of counsel that the obligations so deposited constitute U.S. government obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an

•	independent public accountant of nationally recognized standing, selected by us, to the effect that such U.S. government obligations will be sufficient in accordance with the indenture; and

•

if such deposit shall have been made prior to the maturity of such debt securities, an officer’s certificate stating the intention that, upon delivery of such officer’s certificate, the indebtedness in respect of such debt securities or portions thereof will have been satisfied and discharged as contemplated by the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities if:

•

the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concession. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated and might be in excess of customary commissions. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Any securities offered other than common stock will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on an exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 0-4117-1). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

•	our Current Reports on Form 8-K dated February 8, 2011, March 15, 2011, May 10, 2011, July 26, 2011 and August 12, 2011, and on Form 8-K/A dated October 6, 2011.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Interstate Power and Light Company

Alliant Energy Tower

Cedar Rapids, Iowa 52401

Attention: F. J. Buri

Corporate Secretary

(319) 786-4411

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, and, with respect to certain matters of Iowa law, Samantha C. Norris, Attorney of Interstate Power and Light Company. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Interstate Power and Light Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    Shares

Interstate Power and Light Company

% Series D Cumulative Perpetual Preferred Stock

(Liquidation Preference $25 per share)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Baird

Barclays

J.P. Morgan

Wells Fargo Securities

Co-Managers

Comerica Securities

KeyBanc Capital Markets

Ramirez & Co., Inc.

March     , 2013